EXHIBIT 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Besra Gold Inc. (formerly Olympus Pacific Minerals Inc.) (the "Company") hereby certifies, to such officer's knowledge, that:

(i) the accompanying Report on Form 20-F of the Company for the year ended June 30, 2013 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d),as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 17, 2013
/s/John A. G. Seton
Chief Executive Officer

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.